Exhibit 11

200 Clarendon Street
27th Floor
Boston, MA 02116-5021
+1 617 728 7100 Main
+1 617 426 6567 Fax
www.dechert.com

July 2, 2008

Fidelity Advisor Series I

82 Devonshire Street

Boston, MA 02109

Re: Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel to Fidelity Advisor Series I, a Massachusetts business trust (the “Trust”), in connection with the Trust’s Registration Statement on Form N-14 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the transfer of all or substantially all the assets of Capital One Capital Appreciation Fund (“Capital Appreciation Fund”) and Capital One Mid Cap Equity Fund (“Mid Cap Equity Fund”), each a series of Capital One Funds, to Fidelity Advisor Growth & Income Fund (“Advisor Growth & Income Fund”) and Fidelity Advisor Mid Cap II Fund (“Advisor Mid Cap II Fund”), respectively, each a series of the Trust (collectively, the “Funds”), in exchange for the issuance of shares of beneficial interest of Advisor Growth & Income Fund and Advisor Mid Cap II Fund (the “Shares”); pursuant to the proposed reorganization as described in the Registration Statement and the form of Agreement and Plan of Reorganization (the “Agreement”), as filed with the Registration Statement.

In connection with the opinions set forth herein, you have provided to us originals, copies or facsimile transmissions of, and we have reviewed and relied upon, among other things, copies of the following: the Registration Statement; the Agreement; the Amended and Restated Declaration of Trust of the Trust dated January 16, 2002, as amended; and the By-Laws of the Trust dated June 17, 2004 (the “By-Laws”). In addition, we have reviewed and relied upon a Certificate issued by the Secretary of the Commonwealth of Massachusetts with respect to the Trust. We have assumed that the By-Laws have been duly adopted by the Trustees. We have also examined such documents and questions of law as we have concluded are necessary or appropriate for purposes of the opinions expressed below.

In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the

U.S.  Austin  Boston  Charlotte  Harrisburg  Hartford  New York  Newport Beach  Palo Alto  Philadelphia  Princeton

San Francisco  Washington DC  EUROPE  Brussels  Frankfurt  London  Luxembourg  Munich  Paris

authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided have been duly adopted by the Funds’ Board of Trustees; (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of each Fund on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above. Where documents are referred to in resolutions approved by the Board of Trustees, or in the Registration Statement, we assume such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise. When any opinion set forth below relates to the existence or standing of the Trust, such opinion is based entirely upon and is limited by the items referred to above, and we understand that the foregoing assumptions, limitations and qualifications are acceptable to you.

Based upon the foregoing, we are of the opinion that:

1. The Trust has been duly formed and is validly existing as a business trust under the laws of the Commonwealth of Massachusetts; and

2. the Shares registered under the Securities Act, when issued in accordance with the terms described in the Registration Statement and the Agreement, will be legally issued, fully paid and non-assessable by the Trust.

The opinions expressed herein are limited to the laws of the Commonwealth of Massachusetts and the federal securities laws of the United States. We express no opinion herein with respect to the effect or applicability of the law of any other jurisdiction. The opinions expressed herein are solely for your benefit and may not be relied on in any manner or for any purpose by any other person.

We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein. We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,
/s/ Dechert LLP